Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting To Be Held on Wednesday, February 27, 2013

Dear Shareholder:

Under the Securities and Exchange Commission’s rules, you are receiving this notice that the proxy materials for our 2013 Annual Meeting of Shareholders are available on the Internet. We believe that this electronic delivery process expedites our shareholder’s receipt of proxy materials, while also lowering costs and reducing the environmental impact of our Annual Meeting.

This communication is not for voting and presents only a summary of the more complete proxy materials that are available to you on the Internet.  We encourage you to access and review all of the important information contained in the proxy materials before voting your shares.  The proxy statement, annual report to shareholders and proxy card are available at: http://www.proxyandprinting.com/#!vote-your-proxy.

If you prefer a paper copy of the proxy materials at no charge to you, you may request one by sending an e-mail to akotlova@islandstocktransfer.com, calling our transfer agent, Island Stock Transfer, at 1-877-502-0550, or by going to the following website: http://www.proxyandprinting.com/#!vote-your-proxy.  You will have the opportunity to make a request to receive paper copies for all future meetings or only for the 2013 Annual Meeting of Shareholders.  Please make your request for a copy on or before February 15, 2013 to facilitate timely delivery.

This Notice also constitutes notice of the 2013 Annual Meeting of Shareholders of Next Fuel, Inc. (the “Company”), which  will be held at the Company's offices located at 122 North Main Street, Sheridan, Wyoming on Wednesday, February 27, 2013, beginning at 10:00 a.m. MST.  Only shareholders who owned stock at the close of business on the record date, January 10, 2013 (the “Record Date”) may vote at the Annual Meeting or at any adjournment or postponement of the Annual Meeting that may take place.

Proposals to be voted on at the Annual Meeting are listed below along with the Board of Directors’ recommendations.

Proposal 1.	To elect five directors to serve a one year term or until their successors have been elected and qualified;

Proposal 2.	To ratify the appointment of Hein & Associates LLP as our independent registered public accounting firm; and

Proposal 3.	To consider and act upon any other business as may properly come before the 2013 Annual Meeting or any adjournments thereof.

The Board of Directors recommends that you vote FOR each of the proposals described above.

If you are a record holder of our common stock, you may vote, or appoint the proxies to vote your shares for you, in one of the following ways:

•
You can appoint the Proxies to vote your shares for you by going to the Internet website http://www.proxyandprinting.com/#!vote-your-proxy. When you are prompted for your “control number,” enter the number printed just above your name on the enclosed proxy card, and then follow the instructions provided.  You may appoint the Proxies by Internet only until 5:00 p.m. MST on February 26, 2013, which is the day before the Annual Meeting date.  If you appoint the Proxies by Internet, you need not sign and return a proxy card.  You will be appointing the Proxies to vote your shares on the same terms and with the same authority as if you marked, signed and returned a proxy card. The authority you will be giving the Proxies is described below and in the proxy card enclosed with this proxy statement.

•	You can sign and return a proxy card to appoint the “Proxies” named below to vote your shares for you at the meeting, or you can validly appoint another person to vote your shares for you.
•	You can call the Inspector of Elections, Island Stock Transfer, and appoint the proxies by telephone by calling 1-877-502-0550.
•	You can attend the Annual Meeting and vote in person. You may request directions by sending an email message to akotlova@islandstocktransfer.com.

No personal information other than your name and voter control number is necessary to execute an appointment of proxy.

Your vote is important regardless of the number of shares you own.  Please take the time to review the proxy materials described above and vote your shares.

By Order of the Board of Directors,

/s/ Robert H. Craig
Robert H. Craig
Chairman and Chief Executive Officer